Exhibit 10.1

[Name of Director or Officer]

[Address]

[Date]

Dear [Name of Director or Officer],

Games Global Limited (the “Company”) and your role as a director/officer of the Company

As you are aware the Articles of Association of the Company (the “Articles”) contain provisions, at Article 130, granting an indemnity to the directors and officers of the Company from time to time. We are taking this opportunity to afford you the direct benefit of this indemnity in the form of a deed for your benefit (this “Deed”). As you are aware section 112 of the Companies Act 2006 (the “Act”) imposes certain statutory limitations on the scope of this indemnity, and this indemnity is subject to and shall be interpreted in accordance with that section.

For the avoidance of doubt the Company will maintain directors and officers insurance (“D&O Cover”), which is intended to operate for your protection in addition to this indemnity.

Any defined terms used in this Deed (to the extent undefined) shall have the meanings given to them in the Articles. In addition, in this Deed:

(a)	an “Associated Company” means a company or body corporate associated with the Company of which you serve as a director (or equivalent office) at the request of the Company. For this purpose (a) bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and (b) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;

(b)	the word “subsidiary” has the meaning given in section 220 of the Act;

(c)	“pension scheme” means a scheme or arrangement which is comprised in one or more instruments or agreements and which has, or is capable of having, effect so as to provide relevant benefits (as defined in the Retirement Benefits Schemes Act 2000); and

(d)	“occupational pension scheme” means a pension scheme established by an employer or employers and having or capable of having effect so as to provide benefits to or in respect of any or all of the employees of that employer or those employers or any other employer (whether or not it also has or is capable of having effect so as to provide benefits to or in respect of other persons).

1.1	Without prejudice to any indemnity to which you may otherwise be entitled pursuant to Article 130 of the Articles, you shall be indemnified by the Company against all liabilities, costs, charges and expenses incurred by you in the execution and discharge of your duties to the Company and any Associated Company of the Company, including any liability incurred by you in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to be done or omitted by you as an officer of the Company or an Associated Company provided that no such indemnity shall extend to any liability arising out of your actual fraud or willful default or by you obtaining any personal profit or advantage to which you were not entitled. In addition, the Act prohibits this indemnity applying unless you acted honestly and in good faith and in what you believed to be in the best interests of the Company and, in the case of criminal proceedings, you had no reasonable cause to believe that your conduct was unlawful. However the D&O Cover in place may provide cover for the areas which the Act prescribes that the indemnity cannot extend, and for which it is possible to obtain coverage on commercial terms.

1.2	Without prejudice and in addition to any indemnity to which you may otherwise be entitled pursuant to Article 130 of the Articles you shall be indemnified by the Company against all liabilities, costs, charges and expenses incurred by you in connection with the Company’s activities as a trustee of an occupational pension scheme established under a trust provided that no such indemnity shall extend to any liability arising out of your actual fraud or willful default or by you obtaining any personal profit or advantage to which you were not entitled. In addition, the Act prohibits this indemnity applying unless you acted honestly and in good faith and in what you believed to be in the best interests of the Company and, in the case of criminal proceedings, you had no reasonable cause to believe that your conduct was unlawful.

1.3	The Company will, upon a reasonable request from you accompanied by actual or estimates of costs from those appointed to defend you, provide funds (either directly or indirectly) to you to meet expenditure incurred or to be incurred by you in connection with the defence of any action, suit, proceeding or investigation involving you for which indemnity from the Company will or could be sought. You shall execute an undertaking to repay any advance amount to the Company if it shall be determined by final judgment or other final adjudication that you were not entitled to indemnification from the Company in respect thereof. If it shall be determined by a final judgment or other final adjudication that you were not entitled to indemnification with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by you.

1.4	This indemnity does not authorise any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.

1.5	The Company hereby waives (to the maximum extent permitted the provisions of the Act or by any other provision of law) all and any claims that it may have against you as a result of, and in connection with, your tenure as a director or officer of the Company, whether actual or contingent, direct or indirect and irrevocably waives any such claims or rights of action and releases and forever discharges you from all and any liability in respect thereof.

1.6	You agree to give written notice to the Company as soon as reasonably practical after receipt of any demand relating to any claim under this indemnity (or becoming aware of circumstances which are reasonably be expected to give rise to a demand relating to a claim) giving full details and providing copies of all relevant correspondence and you agree to keep the Company fully informed of the progress of any claim, including providing all such information in relation to any claim or losses or any other costs, charges or expenses incurred as the Company may reasonably request, and shall take all such action as the Company may reasonably request to avoid, dispute, resist, appeal, compromise or defend any claim.

1.7	For the avoidance of doubt:

(a)	if a company ceases to be a subsidiary of the Company after the date of this Deed, the Company shall only be liable to indemnify you in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a subsidiary of the Company; and

(b)	as director or officer of any company which becomes a subsidiary of the Company after the date of this Deed, you shall be indemnified only in respect of liabilities arising after the date on which that company became a subsidiary of the Company.

1.8	This Deed shall remain in force until such time as any relevant limitation periods for bringing Claims against you have expired, or for so long as you remain liable for any losses, notwithstanding that you may have ceased to be a director or officer of the Company or any of its subsidiaries.

1.9	Any dispute or claim arising out of or in connection with this indemnity and waiver (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of the Isle of Man and you and the Company irrevocably agree that the courts of the Isle of Man shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this appointment or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS WHEREOF, this Deed has been executed as a deed by the Company and you, or such parties’ duly authorized attorneys on the day and year first above written.

[Signature Page Follows]

Executed as a deed by

Director
for and on behalf of
GAMES GLOBAL LIMITED

In the presence of:

Signature and name of witness

Executed as a deed by [Name of Director or Officer]

Signature

In the presence of:

Signature and name of witness

[Signature Page to Games Global Limited – Deed of Indemnity]